UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2012 (September 13, 2012)

Surge Components, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27688	11-2602030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 East Jefryn Blvd., Deer Park, New York	11729
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 595-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07.                       Submission of Matters to a Vote of Security Holders.

                On September 13, 2012, Surge Components, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders. At the meeting, stockholders (i) re-elected Alan Plafker and David Siegel as Class B directors of the Company, and (ii) ratified the appointment of Seligson & Giannattasio, LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2012. A plurality of affirmative votes was required for Proposal 1 and a majority of the votes cast on the matter was required to approve Proposal 2.

Set forth below are the final voting results for each of the proposals:

Proposal 1 – Election of Directors

Alan Plafker and David Siegel were elected to serve as Class B directors of the Company until the 2015 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Alan Plafker	1,733,496	1,852,907	2,415,212
David Siegel	1,730,496	1,855,907	2,415,212

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Seligson & Giannattasio, LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2012 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,143,206	585	1,857,824	0

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE COMPONENTS, INC.

Date: September 14, 2012	By:	/s/ Ira Levy
Name: Ira Levy
Title: Chief Executive Officer

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